Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22529) pertaining to the Equitable Resources, Inc. Savings and Protection Plan of our report dated June 17, 2004 with respect to the financial statements and schedules of the Equitable Resources, Inc. Savings and Protection Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 18, 2004